Consent of Independent Registered Public Accounting Firm

Genie Energy Ltd.

Newark, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222856) and on Forms S-8 (No. 333-202800, 333-225703 and 333-177565) of Genie Energy Ltd. of our report dated March 16, 2018, except for the effects of the change in segments described in Note 1, as to which the date is March 18, 2019, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Woodbridge, NJ
March 18, 2019

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